UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2019

Constellation Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38584	26-1741721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 200 Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0555

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2019, Constellation Pharmaceuticals, Inc. (the “Company”) drew an additional term loan advance of $10.0 million under its Loan and Security Agreement (the “Loan Agreement”) by and among the Company, the several banks and other financial institutions or entities from time to time parties thereto and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and the Lenders.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2019 (the “Prior 8-K”), the Company entered into the Loan Agreement on March 20, 2019 and initially borrowed a $20.0 million term loan thereunder. Under the Loan Agreement, the Company had the right to request an additional term loan advance of up to $10.0 million on or prior to September 30, 2019. The Company now has total outstanding principal under the Loan Agreement of approximately $30.0 million.

Additional details regarding the Loan Agreement are contained in Item 1.01 of the Prior 8-K and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019 (the “Quarterly Reports”) and are incorporated herein by reference.

The descriptions of the Loan Agreement contained in the Prior 8-K, the Quarterly Reports and herein are qualified in their entirety by reference to the complete text of the Loan Agreement, including the exhibits thereto, a copy of which is filed as Exhibit 10.1 to the Prior 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION PHARMACEUTICALS, INC.

Date: September 20, 2019	By:	/s/ Emma Reeve
Name: Emma Reeve Title: Chief Financial Officer